Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Amendment No. 1 to Form S-4 No. 333-123571 and related Prospectus of Medco Health Solutions, Inc. of our report dated August 16, 2002, with respect to the 2002 consolidated financial statements and schedule of Accredo Health, Incorporated included in its Annual Report (Form 10-K/A) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee

September 13, 2005